Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 11, 2013, in the Registration Statement (Form S-1) and related Prospectus of the Gulf Coast Ultra Deep Royalty Trust dated June 3, 2013.

/s/ Ernst & Young LLP

Phoenix, Arizona

June 3, 2013